BNY Mellon 2Q15 Earnings Release

News Release

Contacts: MEDIA:	ANALYSTS:
Kevin Heine	Valerie Haertel
(212) 635-1590	(212) 635-8529
kevin.heine@bnymellon.com	valerie.haertel@bnymellon.com

BNY MELLON REPORTS SECOND QUARTER EARNINGS OF $830 MILLION OR $0.73 PER COMMON SHARE, INCLUDING:

•	$0.03 per common share related to previously announced litigation expense and restructuring charges

•	Earnings per common share up 24% year-over-year on an adjusted basis (a)

TOTAL REVENUE INCREASED 4% YEAR-OVER-YEAR

•	Increased 3% on an adjusted basis (a)

TOTAL EXPENSE DECREASED 7% YEAR-OVER-YEAR

•	Decreased 1% on an adjusted basis (a)

GENERATED 460 BASIS POINTS OF POSITIVE OPERATING LEVERAGE YEAR-OVER-YEAR ON AN ADJUSTED BASIS (a)

EXECUTING ON CAPITAL PLAN AND RETURN OF VALUE TO COMMON SHAREHOLDERS

•	Repurchased 19.4 million common shares for $834 million in the second quarter of 2015

•	Return on tangible common equity of 22% in the second quarter of 2015 (b)

NEW YORK, July 21, 2015 – The Bank of New York Mellon Corporation (“BNY Mellon”) (NYSE: BK) today reported second quarter net income applicable to common shareholders of $830 million, or $0.73 per diluted common share, or $868 million, or $0.77 per diluted common share, adjusted for litigation and restructuring charges. In the second quarter of 2014, net income applicable to common shareholders was $554 million, or $0.48 per diluted common share, or $715 million, or $0.62 per diluted common share, adjusted for the charges related to investment management funds and severance. In the first quarter of 2015, net income applicable to common shareholders was $766 million, or $0.67 per diluted common share. (b)

“Our strong second quarter results demonstrated our execution of our key priorities. We are growing our earnings, investing in next-generation operating platforms and risk management controls, attracting new clients and driving the long-term value of our firm for the benefit of our clients and shareholders,” Gerald L. Hassell, chairman and chief executive officer of BNY Mellon, said.

_________________________________________________________________________________

(a)	See pages 3-4 for the Non-GAAP adjustments.

(b)	See “Supplemental information – Explanation of GAAP and Non-GAAP financial measures” beginning on page 25 for the reconciliation of these Non-GAAP measures.

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BNY Mellon 2Q15 Earnings Release

“The investments we are making in strategic technology platforms and applications are helping our solutions resonate with clients, contributing to our ability to capture new business including a significant middle-office contract to service more than $770 billion in assets for a prominent investment manager. Our costs will increase in the short run as we onboard the new business; however, our platforms are designed to be leveraged by a broader client base, creating shared economies of scale that benefit our clients and drive profitable growth for our shareholders,” Mr. Hassell added.

“Finally, we returned more than $1 billion to our shareholders in the form of dividends and share repurchases during the quarter while achieving a 22 percent return on tangible common equity - further evidence of the strength of our business model,” Mr. Hassell concluded.

CONFERENCE CALL INFORMATION

Gerald L. Hassell, chairman and chief executive officer, and Thomas P. Gibbons, vice chairman and chief financial officer, along with other members of executive management from BNY Mellon, will host a conference call and simultaneous live audio webcast at 8:00 a.m. EDT on July 21, 2015. This conference call and audio webcast will include forward-looking statements and may include other material information.

Persons wishing to access the conference call and audio webcast may do so by dialing (888) 677-5383 (U.S.) and (773) 799-3611 (International), and using the passcode: Earnings, or by logging on to www.bnymellon.com. Earnings materials will be available at www.bnymellon.com beginning at approximately 6:30 a.m. EDT on July 21, 2015. Replays of the conference call and audio webcast will be available beginning July 21, 2015 at approximately 2 p.m. EDT through August 21, 2015 by dialing (800) 391-9847 (U.S.) or (402) 220-3093 (International). The archived version of the conference call and audio webcast will also be available at www.bnymellon.com for the same time period.

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BNY Mellon 2Q15 Earnings Release

SECOND QUARTER 2015 FINANCIAL HIGHLIGHTS (a)
(comparisons are 2Q15 vs. 2Q14 unless otherwise stated)

•Earnings

	Earnings per share					Net income applicable to common shareholders of The Bank of New York Mellon Corporation
(in millions, except per share amounts)	2Q14		2Q15		Inc	2Q14	2Q15	Inc
GAAP results	$0.48		$0.73			$554	$830
Add: Litigation and restructuring charges	0.06		0.03			76	38
Charge related to investment management funds, net of incentives	0.07		N/A			85	N/A
Non-GAAP results	$0.62	(a)	$0.77	(a)	24%	$715	$868	21%

(a)	Does not foot due to rounding.
N/A - Not applicable.

•	Total revenue was $3.9 billion, an increase of 4%.
-    Investment services fees increased 4% reflecting organic growth, primarily in Global Collateral Services and Asset Servicing, higher clearing services revenue, net new business and higher market values, partially offset by the unfavorable impact of a stronger U.S. dollar.
-    Investment management and performance fees decreased 1%, or increased 5% on a constant currency basis (Non-GAAP), driven by higher equity market values, the impact of the 1Q15 acquisition of Cutwater Asset Management (“Cutwater”) and strategic initiatives, partially offset by lower performance fees. (a)
-    Foreign exchange revenue increased 40% driven by higher volumes and volatility, as well as higher Depositary Receipts-related activity.
-    Financing-related fees increased $14 million driven by higher fees related to secured intraday credit provided to dealers in connection with their tri-party repo activity.
-    Investment and other income decreased $38 million driven by lower other revenue, equity investment revenue and asset-related gains, partially offset by higher leasing gains.
-    Net interest revenue increased $60 million driven by higher securities and loans due to higher deposits and the shift out of cash, lower interest expense incurred on deposits and the impact of interest rate hedging activities.

•	The provision for credit losses was a credit of $6 million.

•
Noninterest expense was $2.7 billion, a decrease of 7% reflecting lower expenses in all categories, except incentives and business development expense. The decrease primarily reflects the favorable impact of a stronger U.S. dollar and the benefit of the business improvement process which focuses on reducing structural costs.

•
Effective tax rate of 23.7%; rate is 1.4% lower due to the income statement presentation of consolidated investment management funds and a benefit related to the separately disclosed litigation expense.

•	Assets under custody and/or administration (“AUC/A”) and Assets under management (“AUM”)
-    AUC/A of $28.6 trillion, increased slightly reflecting higher market values and organic growth, partially offset by the unfavorable impact of a stronger U.S. dollar.
--    Estimated new AUC/A wins in Asset Servicing of $1.02 trillion in 2Q15.
-    AUM of $1.72 trillion, increased 5% driven by higher market values, net new business and the Cutwater acquisition, partially offset by the unfavorable impact of a stronger U.S. dollar.
--    Net long-term outflows totaled $15 billion in 2Q15 driven by equity, index and fixed income investments, partially offset by liability-driven and alternative investments.
--    Net short-term outflows totaled $11 billion in 2Q15.

•Capital
-    Repurchased 19.4 million common shares for $834 million in 2Q15.
-    Return on tangible common equity of 22% in 2Q15 (a).

(a)
See “Supplemental information – Explanation of GAAP and Non-GAAP financial measures” beginning on page 25 for the reconciliation of Non-GAAP measures. Non-GAAP excludes the gains on the sales of our investment in Wing Hang Bank and the One Wall Street building, net income attributable to noncontrolling interests of consolidated investment management funds, amortization of intangible assets, M&I, litigation and restructuring charges, a charge related to investment management funds, net of incentives, and the benefit primarily related to a tax carryback claim, if applicable.

Note: In the table above and throughout this document, sequential growth rates are unannualized.

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BNY Mellon 2Q15 Earnings Release

FINANCIAL SUMMARY

(dollars in millions, except per share amounts; common shares in thousands)						2Q15 vs.
	2Q14	3Q14	4Q14	1Q15	2Q15	2Q14	1Q15
Revenue:
Fee and other revenue (a)	$2,980	$3,851	$2,935	$3,012	$3,067	3%	2%
Income from consolidated investment management funds (a)	46	39	42	52	40
Net interest revenue	719	721	712	728	779	8	7
Total revenue – GAAP (a)	3,745	4,611	3,689	3,792	3,886	4	2
Less: Net income attributable to noncontrolling interests related to consolidated investment management funds (a)	17	23	24	31	37
Gain on the sale of our investment in Wing Hang	—	490	—	—	—
Gain on the sale of the One Wall Street building	—	346	—	—	—
Total revenue – Non-GAAP (a)	3,728	3,752	3,665	3,761	3,849	3	2
Provision for credit losses	(12)	(19)	1	2	(6)
Expense:
Noninterest expense – GAAP	2,946	2,968	3,524	2,700	2,727	(7)	1
Less: Amortization of intangible assets	75	75	73	66	65
M&I, litigation and restructuring charges	122	220	800	(3)	59
Charge related to investment management funds, net of incentives	109	—	—	—	—
Total noninterest expense – Non-GAAP	2,640	2,673	2,651	2,637	2,603	(1)	(1)
Income:
Income before income taxes (a)	811	1,662	164	1,090	1,165	44%	7%
Provision (benefit) for income taxes	217	556	(93)	280	276
Net income (a)	$594	$1,106	$257	$810	$889
Net (income) attributable to noncontrolling interests (a)(b)	(17)	(23)	(24)	(31)	(36)
Net income applicable to shareholders of The Bank of New York Mellon Corporation	577	1,083	233	779	853
Preferred stock dividends	(23)	(13)	(24)	(13)	(23)
Net income applicable to common shareholders of The Bank of New York Mellon Corporation	$554	$1,070	$209	$766	$830

Key Metrics:
Pre-tax operating margin (a)(c)	22%	36%	4%	29%	30%
Non-GAAP (c)	30%	29%	28%	30%	33%

Return on common equity (annualized) (c)	6.1%	11.6%	2.2%	8.8%	9.4%
Non-GAAP (c)	8.4%	8.5%	7.7%	9.2%	10.3%

Return on tangible common equity (annualized) – Non-GAAP (c)	14.5%	26.2%	5.9%	20.3%	21.5%
Non-GAAP adjusted (c)	18.4%	18.4%	16.3%	20.2%	22.5%

Fee revenue as a percentage of total revenue excluding net securities gains (a)	79%	83%	79%	79%	79%

Percentage of non-U.S. total revenue (d)	38%	43%	35%	36%	36%

Average common shares and equivalents outstanding:
Basic	1,133,556	1,126,946	1,120,672	1,118,602	1,113,790
Diluted	1,139,800	1,134,871	1,129,040	1,126,306	1,122,135

Period end:
Full-time employees	51,100	50,900	50,300	50,500	50,700
Book value per common share – GAAP (c)	$32.49	$32.77	$32.09	$31.89	$32.28
Tangible book value per common share – Non-GAAP (c)	$14.88	$15.30	$14.70	$14.82	$14.86
Cash dividends per common share	$0.17	$0.17	$0.17	$0.17	$0.17
Common dividend payout ratio	35%	18%	94%	25%	23%
Closing stock price per common share	$37.48	$38.73	$40.57	$40.24	$41.97
Market capitalization	$42,412	$43,599	$45,366	$45,130	$46,441
Common shares outstanding	1,131,596	1,125,710	1,118,228	1,121,512	1,106,518

(a)	The first quarter of 2015 was restated to reflect the retrospective application of adopting new accounting guidance related to Consolidations (ASU 2015-02). See page 24 for additional information.
(b)    Primarily attributable to noncontrolling interests related to consolidated investment management funds.

(c)
Non-GAAP excludes the gains on the sales of our investment in Wing Hang Bank and the One Wall Street building, net income attributable to noncontrolling interests of consolidated investment management funds, amortization of intangible assets, M&I, litigation and restructuring charges, and a charge related to investment management funds, net of incentives. See “Supplemental information – Explanation of GAAP and Non-GAAP financial measures” beginning on page 25 for the reconciliation of Non-GAAP measures.

(d)	Includes fee revenue, net interest revenue and income from consolidated investment management funds, net of net income attributable to noncontrolling interests.

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BNY Mellon 2Q15 Earnings Release

CONSOLIDATED BUSINESS METRICS

Consolidated business metrics							2Q15 vs.
	2Q14	3Q14	4Q14	1Q15	2Q15		2Q14	1Q15
Changes in AUM (in billions): (a)
Beginning balance of AUM	$1,620	$1,636	$1,646	$1,710	$1,741
Net inflows (outflows):
Long-term:
Equity	(4)	(2)	(4)	(6)	(12)
Fixed income	(1)	—	4	4	(2)
Index	7	(3)	1	8	(9)
Liability-driven investments (b)	(17)	18	24	8	5
Alternative investments	2	—	2	2	3
Total long-term inflows (outflows)	(13)	13	27	16	(15)
Short term:
Cash	(18)	19	5	1	(11)
Total net inflows (outflows)	(31)	32	32	17	(26)
Net market/currency impact/acquisition	47	(22)	32	14	9
Ending balance of AUM	$1,636	$1,646	$1,710	$1,741	$1,724	(c)	5%	(1)%

AUM at period end, by product type: (a)
Equity	17%	16%	16%	15%	15%
Fixed income	14	13	13	13	13
Index	21	21	21	22	21
Liability-driven investments (b)	27	28	29	29	30
Alternative investments	4	4	4	4	4
Cash	17	18	17	17	17
Total AUM	100%	100%	100%	100%	100%	(c)

Investment Management:
Average loans (in millions)	$10,372	$10,772	$11,124	$11,634	$12,298		19%	6%
Average deposits (in millions)	$13,458	$13,764	$14,604	$15,218	$14,640		9%	(4)%

Investment Services:
Average loans (in millions)	$33,115	$33,785	$35,448	$37,699	$38,264		16%	1%
Average deposits (in millions)	$220,701	$221,734	$228,282	$234,183	$237,193		7%	1%

AUC/A at period end (in trillions) (d)	$28.5	$28.3	$28.5	$28.5	$28.6	(c)	—%	—%

Market value of securities on loan at period end (in billions) (e)	$280	$282	$289	$291	$283		1%	(3)%

Asset servicing:
Estimated new business wins (AUC/A) (in billions)	$130	$115	$130	$131	$1,024	(c)

Depositary Receipts:
Number of sponsored programs	1,316	1,302	1,279	1,258	1,206		(8)%	(4)%

Clearing services:
Global DARTS volume (in thousands)	207	209	242	261	242		17%	(7)%
Average active clearing accounts (U.S. platform) (in thousands)	5,752	5,805	5,900	5,979	6,046		5%	1%
Average long-term mutual fund assets (U.S. platform) (in millions)	$433,047	$442,827	$450,305	$456,954	$466,195		8%	2%
Average investor margin loans (U.S. platform) (in millions)	$9,236	$9,861	$10,711	$11,232	$11,890		29%	6%

Broker-Dealer:
Average tri-party repo balances (in billions)	$2,022	$2,063	$2,101	$2,153	$2,174		8%	1%

(a)	Excludes securities lending cash management assets and assets managed in the Investment Services business.

(b)	Includes currency overlay assets under management.

(c)	Preliminary.

(d)
Includes the AUC/A of CIBC Mellon Global Securities Services Company (“CIBC Mellon”), a joint venture with the Canadian Imperial Bank of Commerce, of $1.2 trillion at June 30, 2014 and Sept. 30, 2014 and $1.1 trillion at Dec. 31, 2014, March 31, 2015 and June 30, 2015.

(e)
Represents the total amount of securities on loan managed by the Investment Services business. Excludes securities for which BNY Mellon acts as agent on behalf of CIBC Mellon clients, which totaled $64 billion at June 30, 2014, $65 billion at Sept. 30, 2014 and Dec. 31, 2014, $69 billion at March 31, 2015 and $68 billion at June 30, 2015.

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BNY Mellon 2Q15 Earnings Release

The following table presents key market metrics at period end and on an average basis.

Key market metrics						2Q15 vs.
	2Q14	3Q14	4Q14	1Q15	2Q15	2Q14	1Q15
S&P 500 Index (a)	1960	1972	2059	2068	2063	5%	—%
S&P 500 Index – daily average	1900	1976	2009	2064	2102	11	2
FTSE 100 Index (a)	6744	6623	6566	6773	6521	(3)	(4)
FTSE 100 Index – daily average	6764	6756	6526	6793	6920	2	2
MSCI World Index (a)	1743	1698	1710	1741	1736	—	—
MSCI World Index – daily average	1698	1733	1695	1726	1780	5	3
Barclays Capital Global Aggregate BondSM Index (a)(b)	376	361	357	348	342	(9)	(2)
NYSE and NASDAQ share volume (in billions)	187	173	198	187	185	(1)	(1)
JPMorgan G7 Volatility Index – daily average (c)	6.22	6.21	8.54	10.40	10.06	62	(3)
Average Fed Funds effective rate	0.09%	0.09%	0.10%	0.11%	0.13%	4 bps	2 bps
Foreign exchange rates vs. U.S. dollar:
British pound - average rate	$1.68	$1.67	$1.58	$1.51	$1.53	(9)%	1%
Euro - average rate	1.37	1.33	1.25	1.13	1.11	(19)	(2)

(a)	Period end.

(b)	Unhedged in U.S. dollar terms.

(c)	The JPMorgan G7 Volatility Index is based on the implied volatility in 3-month currency options.
bps – basis points.

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BNY Mellon 2Q15 Earnings Release

FEE AND OTHER REVENUE

Fee and other revenue						2Q15 vs.
(dollars in millions)	2Q14	3Q14	4Q14	1Q15	2Q15	2Q14	1Q15
Investment services fees:
Asset servicing (a)	$1,022	$1,025	$1,019	$1,038	$1,060	4%	2%
Clearing services	326	337	347	344	347	6	1
Issuer services	231	315	193	232	234	1	1
Treasury services	141	142	145	137	144	2	5
Total investment services fees	1,720	1,819	1,704	1,751	1,785	4	2
Investment management and performance fees (b)	883	881	885	867	878	(1)	1
Foreign exchange and other trading revenue	130	153	151	229	187	44	(18)
Financing-related fees	44	44	43	40	58	32	45
Distribution and servicing	43	44	43	41	39	(9)	(5)
Investment and other income (b)	142	890	78	60	104	N/M	N/M
Total fee revenue (b)	2,962	3,831	2,904	2,988	3,051	3	2
Net securities gains	18	20	31	24	16	N/M	N/M
Total fee and other revenue (b)	$2,980	$3,851	$2,935	$3,012	$3,067	3%	2%

(a)	Asset servicing fees include securities lending revenue of $46 million in 2Q14, $37 million in 3Q14 and 4Q14, $43 million in 1Q15 and $49 million in 2Q15.

(b)	The first quarter of 2015 was restated to reflect the retrospective application of adopting new accounting guidance related to Consolidations (ASU 2015-02). See page 24 for additional information.
N/M - Not meaningful.

KEY POINTS

•
Asset servicing fees were $1.1 billion, an increase of 4% year-over-year and 2% sequentially. The year-over-year increase primarily reflects organic growth, due in part to Global Collateral Services, net new business and higher market values, partially offset by the unfavorable impact of a stronger U.S. dollar. The sequential increase primarily reflects organic growth and seasonally higher securities lending revenue.

•
Clearing services fees were $347 million, an increase of 6% year-over-year and 1% sequentially. The year-over-year increase was primarily driven by higher mutual fund and asset-based fees, clearance revenue and custody fees. The sequential increase was primarily driven by two additional trading days in 2Q15.

•
Issuer services fees were $234 million, an increase of 1% year-over-year and sequentially. Both increases primarily reflect higher Depositary Receipts revenue, partially offset by lower Corporate Trust fees. The year-over-year decrease in Corporate Trust fees primarily reflects the unfavorable impact of a stronger U.S. dollar.

•
Treasury services fees were $144 million, an increase of 2% year-over-year and 5% sequentially. The year-over-year increase primarily reflects higher payment volumes. The sequential increase primarily reflects three additional business days in 2Q15.

•
Investment management and performance fees were $878 million, a decrease of 1% year-over-year, or an increase of 5% on a constant currency basis (Non-GAAP). The increase was driven by higher equity market values, the impact of the 1Q15 acquisition of Cutwater and strategic initiatives, partially offset by lower performance fees. Sequentially, investment management and performance fees increased 1% primarily reflecting higher equity market values and higher performance fees.

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BNY Mellon 2Q15 Earnings Release

•	Foreign exchange and other trading revenue
	(in millions)	2Q14	3Q14	4Q14	1Q15	2Q15
	Foreign exchange	$129	$154	$165	$217	$181
	Other trading revenue (loss):
	Fixed income	(1)	2	(18)	11	—
	Equity/other	2	(3)	4	1	6
	Total other trading revenue (loss)	1	(1)	(14)	12	6
	Total foreign exchange and other trading revenue	$130	$153	$151	$229	$187

Foreign exchange and other trading revenue totaled $187 million in 2Q15 compared with $130 million in 2Q14 and $229 million in 1Q15. In 2Q15, foreign exchange revenue totaled $181 million, an increase of 40% year-over-year and a decrease of 17% sequentially. The year-over-year increase primarily reflects higher volatility and volumes, as well as higher Depositary Receipts-related activity. The sequential decrease primarily reflects the benefit of unusually high volatility in 1Q15.

•
Financing-related fees were $58 million in 2Q15 compared with $44 million in 2Q14 and $40 million in 1Q15. Both increases primarily reflect higher fees related to secured intraday credit provided to dealers in connection with their tri-party repo activity.

•	Investment and other income (loss)
	(in millions)	2Q14	3Q14	4Q14	1Q15	2Q15
	Lease residual gains (losses)	$4	$5	$5	$(1)	$54
	Corporate/bank-owned life insurance	30	34	37	33	31
	Expense reimbursements from joint venture	15	13	15	14	17
	Private equity gains (losses)	(2)	2	1	(3)	3
	Seed capital gains (losses) (a)	15	(1)	—	16	2
	Asset-related gains	17	836	20	3	1
	Equity investment revenue (loss)	17	(9)	(5)	(4)	(7)
	Other income (a)	46	10	5	2	3
	Total investment and other income	$142	$890	$78	$60	$104

(a)	The first quarter of 2015 was restated to reflect the retrospective application of adopting new accounting guidance related to Consolidations (ASU 2015-02). See page 24 for additional information.

Investment and other income was $104 million in 2Q15 compared with $142 million in 2Q14 and $60 million in 1Q15. The year-over-year decrease primarily reflects lower other revenue, equity investment revenue and asset-related gains, partially offset by higher lease residual gains. The sequential increase primarily reflects higher lease residual gains, partially offset by lower seed capital gains.

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BNY Mellon 2Q15 Earnings Release

NET INTEREST REVENUE

Net interest revenue						2Q15 vs.
(dollars in millions)	2Q14	3Q14	4Q14	1Q15	2Q15	2Q14		1Q15
Net interest revenue (non-FTE)	$719	$721	$712	$728	$779	8%		7%
Net interest revenue (FTE) – Non-GAAP	736	736	726	743	794	8		7
Net interest margin (FTE)	0.98%	0.94%	0.91%	0.97%	1.00%	2	bps	3	bps

Selected average balances:
Cash/interbank investments	$140,357	$139,278	$140,599	$123,647	$125,640	(10)%		2%
Trading account securities	5,532	5,435	3,922	3,046	3,253	(41)		7
Securities	101,420	112,055	117,243	123,476	128,641	27		4
Loans	53,449	54,835	56,844	57,935	61,076	14		5
Interest-earning assets	300,758	311,603	318,608	308,104	318,610	6		3
Interest-bearing deposits	162,674	164,233	163,149	159,520	170,730	5		7
Noninterest-bearing deposits	77,820	82,334	85,330	89,592	84,890	9		(5)

Selected average yields/rates:
Cash/interbank investments	0.43%	0.38%	0.31%	0.35%	0.34%
Trading account securities	2.19	2.36	2.64	2.46	2.63
Securities	1.68	1.56	1.54	1.55	1.57
Loans	1.66	1.61	1.58	1.55	1.51
Interest-earning assets	1.10	1.05	1.02	1.07	1.08
Interest-bearing deposits	0.06	0.06	0.03	0.04	0.02

Average cash/interbank investments as a percentage of average interest-earning assets	47%	45%	44%	40%	39%
Average noninterest-bearing deposits as a percentage of average interest-earning assets	26%	26%	27%	29%	27%
FTE – fully taxable equivalent.
bps – basis points.

KEY POINTS

•
Net interest revenue totaled $779 million in 2Q15, an increase of $60 million compared with 2Q14 and an increase of $51 million sequentially. Both increases primarily reflect higher securities and loans due to higher deposits, lower interest expense incurred on deposits, and the impact of interest rate hedging activities. The year-over-year increase also reflects the shift out of cash and into investments in securities and loans, which was partially offset by lower yields on interest-earning assets.

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BNY Mellon 2Q15 Earnings Release

NONINTEREST EXPENSE

Noninterest expense						2Q15 vs.
(dollars in millions)	2Q14	3Q14	4Q14	1Q15	2Q15	2Q14	1Q15
Staff:
Compensation	$903	$909	$893	$871	$877	(3)%	1%
Incentives	313	340	319	425	349	12	(18)
Employee benefits	223	228	206	189	208	(7)	10
Total staff	1,439	1,477	1,418	1,485	1,434	—	(3)
Professional, legal and other purchased services	314	323	390	302	299	(5)	(1)
Software and equipment	236	234	235	228	228	(3)	—
Net occupancy	152	154	150	151	149	(2)	(1)
Distribution and servicing	112	107	102	98	96	(14)	(2)
Sub-custodian	81	67	70	70	75	(7)	7
Business development	68	61	75	61	72	6	18
Other	347	250	211	242	250	(28)	3
Amortization of intangible assets	75	75	73	66	65	(13)	(2)
M&I, litigation and restructuring charges	122	220	800	(3)	59	N/M	N/M
Total noninterest expense – GAAP	$2,946	$2,968	$3,524	$2,700	$2,727	(7)%	1%

Total staff expense as a percentage of total revenue	38%	32%	38%	39%	37%

Memo:
Total noninterest expense excluding amortization of intangible assets, M&I, litigation and restructuring charges and the charge related to investment management funds, net of incentives – Non-GAAP	$2,640	$2,673	$2,651	$2,637	$2,603	(1)%	(1)%
N/M - Not meaningful.

KEY POINTS

•
Total noninterest expense excluding amortization of intangible assets, M&I, litigation and restructuring charges, and the charge related to investment management funds, net of incentives (Non-GAAP) decreased 1% year-over-year and sequentially.

•
The year-over-year decrease reflects lower expenses in all categories, except incentives and business development expense. The lower expenses primarily reflect the favorable impact of a stronger U.S. dollar and the benefit of the business improvement process which focuses on reducing structural costs.

•
Total staff expense decreased slightly year-over-year primarily reflecting the favorable impact of a stronger U.S. dollar, lower headcount and the impact of curtailing the U.S. pension plan, partially offset by higher incentive expense reflecting better performance.

•
The sequential decrease primarily reflects lower incentive expense driven by the impact of vesting of long-term stock awards for retirement eligible employees recorded in 1Q15. The decrease was partially offset by higher employee benefits expense reflecting the curtailment gain recorded in 1Q15 and higher business development expenses.

Page - 10

BNY Mellon 2Q15 Earnings Release

INVESTMENT SECURITIES PORTFOLIO

At June 30, 2015, the fair value of our investment securities portfolio totaled $123.0 billion. The net unrealized pre-tax gain on our total securities portfolio was $752 million at June 30, 2015 compared with $1.7 billion at March 31, 2015. The decrease in the net unrealized pre-tax gain was primarily driven by higher market interest rates. At June 30, 2015, the fair value of the held-to-maturity securities totaled $43.4 billion and represented 35% of the fair value of the total investment securities portfolio.

The following table shows the distribution of our investment securities portfolio.

Investment securities portfolio (dollars in millions)	March 31, 2015		2Q15 change in unrealized gain (loss)	June 30, 2015			Fair value as a % of amortized cost (a)	Unrealized gain (loss)		Ratings
													BB+ and lower
	Fair value			Amortized cost	Fair value					AAA/ AA-	A+/ A-	BBB+/ BBB-		Not rated
Agency RMBS	$51,101		$(431)	$49,983	$50,018		100%	$35		100%	—%	—%	—%	—%
U.S. Treasury	28,680		(183)	24,139	24,222		100	83		100	—	—	—	—
Sovereign debt/sovereign guaranteed	18,469		(142)	18,466	18,516		100	50		77	1	22	—	—
Non-agency RMBS (b)	2,138		(25)	1,626	2,040		81	414		—	1	2	90	7
Non-agency RMBS	1,070		(1)	1,007	1,024		94	17		2	9	19	69	1
European floating rate notes	1,723		(6)	1,748	1,737		99	(11)		71	22	—	7	—
Commercial MBS	5,901		(49)	5,866	5,888		100	22		94	5	1	—	—
State and political subdivisions	5,159		(29)	4,492	4,548		101	56		77	22	—	—	1
Foreign covered bonds	2,804		(15)	2,666	2,723		102	57		100	—	—	—	—
Corporate bonds	1,745		(32)	1,784	1,802		101	18		19	69	12	—	—
CLO	2,258		(4)	2,241	2,245		100	4		100	—	—	—	—
U.S. Government agencies	1,554		(5)	1,858	1,856		100	(2)		100	—	—	—	—
Consumer ABS	3,400		(1)	3,347	3,348		100	1		100	—	—	—	—
Other (c)	2,890		(3)	3,000	3,008		100	8		41	—	55	—	4
Total investment securities	$128,892	(d)	$(926)	$122,223	$122,975	(d)	100%	$752	(d)(e)	90%	3%	5%	2%	—%
(a)    Amortized cost before impairments.

(b)
These RMBS were included in the former Grantor Trust and were marked-to-market in 2009. We believe these RMBS would receive higher credit ratings if these ratings incorporated, as additional credit enhancements, the difference between the written-down amortized cost and the current face amount of each of these securities.

(c)
Includes commercial paper with a fair value of $1.6 billion and $1.7 billion and money market funds with a fair value of $814 million and $779 million at March 31, 2015 and June 30, 2015, respectively.

(d)	Includes net unrealized losses on derivatives hedging securities available-for-sale of $501 million at March 31, 2015 and $71 million at June 30, 2015.

(e)	Unrealized gains of $740 million at June 30, 2015 related to available-for-sale securities.

Page - 11

BNY Mellon 2Q15 Earnings Release

NONPERFORMING ASSETS

Nonperforming assets (dollars in millions)	June 30, 2014	March 31, 2015	June 30, 2015
Loans:
Other residential mortgages	$105	$111	$110
Wealth management loans and mortgages	12	12	11
Commercial real estate	4	1	1
Commercial	13	—	—
Foreign	4	—	—
Total nonperforming loans	138	124	122
Other assets owned	4	4	5
Total nonperforming assets (a)	$142	$128	$127
Nonperforming assets ratio	0.24%	0.21%	0.20%
Allowance for loan losses/nonperforming loans	135.5	153.2	150.0
Total allowance for credit losses/nonperforming loans	225.4	228.2	227.9

(a)
Loans of consolidated investment management funds are not part of BNY Mellon’s loan portfolio. Included in the loans of consolidated investment management funds are nonperforming loans of $68 million at June 30, 2014. These loans are recorded at fair value and therefore do not impact the provision for credit losses and allowance for loan losses, and accordingly are excluded from the nonperforming assets table above. In 2Q15, BNY Mellon adopted the new accounting guidance included in ASU 2015-02, Consolidations. As a result, we deconsolidated substantially all of the loans of consolidated investment management funds retroactively to Jan. 1, 2015. See page 24 for additional information on the new accounting guidance.

Nonperforming assets were $127 million at June 30, 2015, a decrease of $1 million compared with $128 million at March 31, 2015.

ALLOWANCE FOR CREDIT LOSSES, PROVISION AND NET CHARGE-OFFS

Allowance for credit losses, provision and net charge-offs (in millions)	June 30, 2014	March 31, 2015	June 30, 2015
Allowance for credit losses - beginning of period	$326	$280	$283
Provision for credit losses	(12)	2	(6)
Net (charge-offs) recoveries:
Financial institutions	—	—	1
Other residential mortgages	(1)	1	—
Commercial	1	—	—
Wealth management loans and mortgages	(1)	—	—
Foreign	(2)	—	—
Net (charge-offs) recoveries	(3)	1	1
Allowance for credit losses - end of period	$311	$283	$278
Allowance for loan losses	$187	$190	$183
Allowance for lending-related commitments	124	93	95

The allowance for credit losses was $278 million at June 30, 2015, a decrease of $5 million compared with $283 million at March 31, 2015.

Page - 12

BNY Mellon 2Q15 Earnings Release

CAPITAL AND LIQUIDITY

The common equity Tier 1 (“CET1”), Tier 1 and Total risk-based regulatory capital ratios in the first section of the table below are based on Basel III components of capital, as phased-in, and credit risk asset risk-weightings using the U.S. capital rules’ advanced approaches framework (the “Advanced Approach”) as the related risk-weighted assets (“RWA”) were higher when calculated under the Advanced Approach at Dec. 31, 2014, March 31, 2015 and June 30, 2015. Our risk-based capital adequacy is determined using the higher of RWA determined using the Advanced Approach and the U.S. capital rules’ standardized approach (the “Standardized Approach”). The leverage capital ratios are based on Basel III components of capital, as phased-in and quarterly average total assets. Our consolidated capital ratios are shown in the following table.

Capital ratios	Dec. 31, 2014	March 31, 2015	June 30, 2015
Consolidated regulatory capital ratios: (a)(b)(c)
CET1 ratio	11.2%	10.8%	10.9%
Tier 1 capital ratio	12.2	11.7	12.4
Total (Tier 1 plus Tier 2) capital ratio	12.5	12.0	12.7
Leverage capital ratio	5.6	5.7	5.8
BNY Mellon shareholders’ equity to total assets ratio – GAAP (b)(d)	9.7	9.5	9.7
BNY Mellon common shareholders’ equity to total assets ratio – GAAP (b)(d)	9.3	9.1	9.0
BNY Mellon tangible common shareholders’ equity to tangible assets of operations ratio – Non-GAAP (d)	6.5	6.0	6.2

Selected regulatory capital ratios – fully phased-in – Non-GAAP: (a)(b)
Estimated CET1 ratio:
Standardized Approach	10.6	10.0	10.0
Advanced Approach	9.8	9.9	9.9
Estimated supplementary leverage ratio (“SLR”)	4.4	4.6	4.6

(a)	Regulatory capital ratios for June 30, 2015 are preliminary.

(b)
Capital ratios for the first quarter of 2015 were revised to reflect the retrospective application of adopting new accounting guidance in 2Q15 related to Consolidations (ASU 2015-02). As a result of the new accounting guidance, the RWA as of March 31, 2015 decreased $13.3 billion under the Advanced Approach and $7.0 billion under the Standardized Approach. See page 24 for additional information on the new accounting guidance.

(c)
At Dec. 31, 2014, the CET1, Tier 1 and Total risk-based consolidated regulatory capital ratios determined under the transitional Standardized Approach were 15.0%, 16.3% and 16.9%, and were calculated based on Basel III components of capital, as phased-in, and asset risk-weightings using Basel I-based requirements. At March 31, 2015 and June 30, 2015, the CET1, Tier 1 and Total risk-based consolidated regulatory capital ratios determined under the transitional Basel III Standardized Approach were 11.2%, 12.2%, and 12.7%, and 11.3%, 12.9% and 13.4%, respectively. Additionally, the capital ratios determined under the transitional Basel III Standardized Approach for March 31, 2015 were revised to reflect the new accounting guidance related to Consolidations.

(d)	See “Supplemental information – Explanation of GAAP and Non-GAAP financial measures” beginning on page 25 for a reconciliation of these ratios.

Estimated Basel III CET1 generation presented on a fully phased-in basis – Non-GAAP – preliminary
(in millions)	2Q15
Estimated fully phased-in Basel III CET1 – Non-GAAP – Beginning of period	$16,123
Net income applicable to common shareholders of The Bank of New York Mellon Corporation – GAAP	830
Goodwill and intangible assets, net of related deferred tax liabilities	(129)
Gross Basel III CET1 generated	701
Capital deployed:
Dividends	(192)
Common stock repurchased	(834)
Total capital deployed	(1,026)
Other comprehensive (loss)	(43)
Additional paid-in capital (a)	191
Other (primarily cash flow hedges)	(15)
Total other additions	133
Net Basel III CET1 generated	(192)
Estimated fully phased-in Basel III CET1 – Non-GAAP – End of period	$15,931
(a)    Primarily related to stock awards, the exercise of stock options and stock issued for employee benefit plans.

Page - 13

BNY Mellon 2Q15 Earnings Release

The table presented below compares the fully phased-in Basel III capital components and ratios to those capital components and ratios determined on a phased-in basis (referred to as the “Transitional Approach”).

Basel III capital components and ratios at June 30, 2015 – preliminary	Fully phased-in Basel III - Non-GAAP	Transitional Approach (a)
(dollars in millions)
CET1:
Common shareholders’ equity	$35,718	$36,253
Goodwill and intangible assets	(19,277)	(17,584)
Net pension fund assets	(109)	(44)
Equity method investments	(374)	(315)
Deferred tax assets	(18)	(7)
Other	(9)	(5)
Total CET1	15,931	18,298
Other Tier 1 capital:
Preferred stock	2,552	2,552
Trust preferred securities	—	79
Disallowed deferred tax assets	—	(11)
Net pension fund assets	—	(65)
Other	(7)	(11)
Total Tier 1 capital	18,476	20,842

Tier 2 capital:
Trust preferred securities	—	236
Subordinated debt	248	248
Allowance for credit losses	278	278
Other	(6)	(7)
Total Tier 2 capital - Standardized Approach	520	755
Excess of expected credit losses	12	12
Less: Allowance for credit losses	278	278
Total Tier 2 capital - Advanced Approach	$254	$489

Total capital:
Standardized Approach	$18,996	$21,597
Advanced Approach	$18,730	$21,331

Risk-weighted assets:
Standardized Approach	$160,031	$161,825
Advanced Approach	$160,505	$167,562

Standardized Approach:
Estimated Basel III CET1 ratio	10.0%	11.3%
Tier 1 capital ratio	11.6	12.9
Total (Tier 1 plus Tier 2) capital ratio	11.9	13.4

Advanced Approach:
Estimated Basel III CET1 ratio	9.9%	10.9%
Tier 1 capital ratio	11.5	12.4
Total (Tier 1 plus Tier 2) capital ratio	11.7	12.7
(a)    Reflects transitional adjustments to CET1, Tier 1 capital and Tier 2 capital required in 2015 under the U.S. capital rules.

BNY Mellon has presented its estimated fully phased-in Basel III CET1 and other risk-based capital ratios and SLR based on its interpretation of the U.S. capital rules, which are being gradually phased-in over a multi-year period, and on the application of such rules to BNY Mellon’s businesses as currently conducted. Management views the estimated fully phased-in Basel III CET1 and other risk-based capital ratios and SLR as key measures in monitoring BNY Mellon’s capital position and progress against future regulatory capital standards. Additionally, the presentation of the estimated fully phased-in Basel III CET1 and other risk-based capital ratios and SLR are intended to allow investors to compare these ratios with estimates presented by other companies. The estimated fully phased-in Basel III CET1 and other risk-based capital ratios assume all relevant regulatory approvals. The U.S. capital rules require approval by banking regulators of certain models used as part of RWA calculations. If these models are not approved, the estimated fully phased-in Basel III CET1 and other risk-based capital ratios would likely be adversely impacted.

Page - 14

BNY Mellon 2Q15 Earnings Release

RWA at Dec. 31, 2014, March 31, 2015 and June 30, 2015 for credit risk under the transitional Advanced Approach do not reflect the use of a simple value-at-risk methodology for repo-style transactions (including agented indemnified securities lending transactions), eligible margin loans, and similar transactions. BNY Mellon has requested written approval to use this methodology.

Our capital and liquidity ratios are necessarily subject to, among other things, BNY Mellon’s further review of applicable rules, anticipated compliance with all necessary enhancements to model calibration, approval by regulators of certain models used as part of RWA calculations, other refinements, further implementation guidance from regulators, market practices and standards and any changes BNY Mellon may make to its businesses. Consequently, our capital and liquidity ratios remain subject to ongoing review and revision and may change based on these factors.

Supplementary Leverage Ratio (“SLR”)

The following table presents the components of our estimated SLR using fully phased-in Basel III components of capital.

Estimated fully phased-in SLR – Non-GAAP (a) (dollars in millions)	Dec. 31, 2014	March 31, 2015	June 30, 2015	(b)
Total estimated fully phased-in Basel III CET1 – Non-GAAP	$15,931	$16,123	$15,931
Additional Tier 1 capital	1,550	1,560	2,545
Total Tier 1 capital	$17,481	$17,683	$18,476

Total leverage exposure:
Quarterly average total assets (c)	$385,232	$368,411	$378,293
Less: Amounts deducted from Tier 1 capital	19,947	19,644	19,779
Total on-balance sheet assets, as adjusted (c)	365,285	348,767	358,514
Off-balance sheet exposures:
Potential future exposure for derivatives contracts (plus certain other items)	11,376	9,295	9,222
Repo-style transaction exposures included in SLR	302	6,474	6,589
Credit-equivalent amount of other off-balance sheet exposures (less SLR exclusions)	21,850	22,046	27,251
Total off-balance sheet exposures	33,528	37,815	43,062
Total leverage exposure (c)	$398,813	$386,582	$401,576

Estimated fully phased-in SLR – Non-GAAP (c)	4.4%	4.6%	4.6%

(a)
The estimated fully phased-in SLR (Non-GAAP) is based on our interpretation of the U.S. capital rules. When the SLR is fully phased-in, we expect to maintain an SLR of over 5%. The minimum required SLR is 3% and there is a 2% buffer, in addition to the minimum, that is applicable to U.S. G-SIBs.

(b)	June 30, 2015 information is preliminary.

(c)	The first quarter of 2015 was restated to reflect the retrospective application of adopting new accounting guidance related to Consolidations (ASU 2015-02).

•	The SLR increased slightly on a sequential basis, as both total Tier 1 capital and total leverage exposure increased.

•	The increase in total Tier 1 capital was driven by the issuance of preferred stock.

•	The increase in leverage exposure was driven by:

•	an increase in average total assets, primarily interest-earning assets, as a result of higher average deposits and securities sold under repurchase agreements.

•	an increase in the credit equivalent amount of other off-balance sheet exposures primarily from the secured intraday credit provided to dealers in connection with their tri-party repo activity.

Liquidity Coverage Ratio (“LCR”)

The U.S. LCR rules became effective Jan. 1, 2015 and require BNY Mellon to meet an LCR of 80%, increasing annually by 10% increments until fully phased-in on Jan. 1, 2017, at which time we will be required to meet an LCR of 100%. Our estimated LCR on a consolidated basis is compliant with the fully phased-in requirements of the U.S. LCR as of June 30, 2015 based on our current understanding of the U.S. LCR rules.

Page - 15

BNY Mellon 2Q15 Earnings Release

INVESTMENT MANAGEMENT provides investment management services to institutional and retail investors, as well as investment management, wealth and estate planning and private banking solutions to high net worth individuals and families, and foundations and endowments.

(dollars in millions, unless otherwise noted)							2Q15 vs.
	2Q14	3Q14	4Q14	1Q15	2Q15		2Q14	1Q15
Revenue:
Investment management fees:
Mutual funds	$311	$315	$306	$301	$307		(1)%	2%
Institutional clients	385	382	375	376	376		(2)	—
Wealth management	156	158	157	158	161		3	2
Investment management fees	852	855	838	835	844		(1)	1
Performance fees	29	22	44	15	20		(31)	N/M
Investment management and performance fees	881	877	882	850	864		(2)	2
Distribution and servicing	41	41	40	39	37		(10)	(5)
Other (a)	48	16	7	47	25		N/M	N/M
Total fee and other revenue (a)	970	934	929	936	926		(5)	(1)
Net interest revenue	66	69	69	74	78		18	5
Total revenue	1,036	1,003	998	1,010	1,004		(3)	(1)
Noninterest expense (ex. amortization of intangible assets and the charge related to investment management funds, net of incentives)	725	727	729	721	714		(2)	(1)
Income before taxes (ex. amortization of intangible assets and the charge related to investment management funds, net of incentives)	311	276	269	289	290		(7)	—
Amortization of intangible assets	31	31	30	25	25		(19)	—
Charge related to investment management funds, net of incentives	109	—	—	—	—		N/M	N/M
Income before taxes	$171	$245	$239	$264	$265		55%	—%

Pre-tax operating margin	16%	24%	24%	26%	26%
Adjusted pre-tax operating margin (b)	36%	33%	32%	34%	34%

Changes in AUM (in billions): (c)
Beginning balance of AUM	$1,620	$1,636	$1,646	$1,710	$1,741
Net inflows (outflows):
Long-term:
Equity	(4)	(2)	(4)	(6)	(12)
Fixed income	(1)	—	4	4	(2)
Index	7	(3)	1	8	(9)
Liability-driven investments (d)	(17)	18	24	8	5
Alternative investments	2	—	2	2	3
Total long-term inflows (outflows)	(13)	13	27	16	(15)
Short term:
Cash	(18)	19	5	1	(11)
Total net inflows (outflows)	(31)	32	32	17	(26)
Net market/currency impact/acquisition	47	(22)	32	14	9
Ending balance of AUM	$1,636	$1,646	$1,710	$1,741	$1,724	(e)	5%	(1)%

AUM at period end, by product type: (c)
Equity	17%	16%	16%	15%	15%
Fixed income	14	13	13	13	13
Index	21	21	21	22	21
Liability-driven investments (d)	27	28	29	29	30
Alternative investments	4	4	4	4	4
Cash	17	18	17	17	17
Total AUM	100%	100%	100%	100%	100%	(e)

Average balances:
Average loans	$10,372	$10,772	$11,124	$11,634	$12,298		19%	6%
Average deposits	$13,458	$13,764	$14,604	$15,218	$14,640		9%	(4)%

(a)
Total fee and other revenue includes the impact of the consolidated investment management funds, net of noncontrolling interests. See “Supplemental information – Explanation of GAAP and Non-GAAP financial measures” beginning on page 25 for the reconciliation of Non-GAAP measures. Additionally, other revenue includes asset servicing, treasury services, foreign exchange and other trading revenue and investment and other income.

(b)
Excludes the net negative impact of money market fee waivers, amortization of intangible assets and the charge related to investment management funds, net of incentives, and is net of distribution and servicing expense. See “Supplemental information – Explanation of GAAP and Non-GAAP financial measures” beginning on page 25 for the reconciliation of this Non-GAAP measure.

(c)	Excludes securities lending cash management assets and assets managed in the Investment Services business.

(d)	Includes currency overlay assets under management.

(e)	Preliminary.
N/M – Not meaningful.

Page - 16

BNY Mellon 2Q15 Earnings Release

INVESTMENT MANAGEMENT KEY POINTS

•
Assets under management were $1.72 trillion at June 30, 2015, an increase of 5% year-over-year and a decrease of 1% sequentially. The year-over-year increase primarily resulted from higher market values, net new business and the Cutwater acquisition, partially offset by the unfavorable impact of a stronger U.S. dollar.

•	Net long-term outflows were $15 billion in 2Q15 driven by equity, index and fixed income investments, partially offset by liability-driven and alternative investments.

•	Net short-term outflows were $11 billion in 2Q15.

•
Income before taxes excluding amortization of intangible assets and the charge related to investment management funds, net of incentives decreased 7% year-over-year and increased slightly on a sequential basis.

•
Total revenue was $1.0 billion, a decrease of 3% year-over-year and 1% sequentially. The year-over-year decrease primarily reflects the unfavorable impact of a stronger U.S. dollar and lower performance fees, partially offset by the impact of the 1Q15 acquisition of Cutwater and strategic initiatives. Both decreases also reflect lower seed capital gains, partially offset by higher equity market values.

•	43% non-U.S. revenue in 2Q15 vs. 45% in 2Q14.

•
Investment management fees were $844 million, a decrease of 1% year-over-year, or an increase of 5% on a constant currency basis (Non-GAAP). The increase was primarily driven by higher equity market values, the impact of the 1Q15 acquisition of Cutwater and strategic initiatives. Sequentially, investment management fees increased 1% reflecting higher equity market values.

•	Performance fees were $20 million in 2Q15 compared with $29 million in 2Q14 and $15 million in 1Q15.

•
Other revenue was $25 million in 2Q15 compared with $48 million in 2Q14 and $47 million in 1Q15. Both decreases primarily reflect lower seed capital gains, partially offset by gains on hedging activities within a boutique.

•	Net interest revenue increased 18% year-over-year and 5% sequentially. Both increases primarily reflect higher loan levels. The year-over-year increase also reflects higher average deposits.

•	Average loans increased 19% year-over-year and 6% sequentially; average deposits increased 9% year-over-year and decreased 4% sequentially.

•
Total noninterest expense (excluding amortization of intangible assets and the charge related to investment management funds, net of incentives) decreased 2% year-over-year and 1% sequentially. The year-over-year decrease primarily reflects the favorable impact of a stronger U.S. dollar and lower distribution and servicing expense, partially offset by the impact of the Cutwater acquisition and investments in strategic initiatives. The sequential decrease primarily reflects lower incentive expense.

Page - 17

BNY Mellon 2Q15 Earnings Release

INVESTMENT SERVICES provides global custody and related services, broker-dealer services, global collateral services, corporate trust, depositary receipt and clearing services as well as global payment/working capital solutions to global financial institutions.

(dollars in millions, unless otherwise noted)							2Q15 vs.
	2Q14	3Q14	4Q14	1Q15	2Q15		2Q14	1Q15
Revenue:
Investment services fees:
Asset servicing	$993	$998	$992	$1,013	$1,035		4%	2%
Clearing services	324	336	346	342	346		7	1
Issuer services	231	314	193	231	234		1	1
Treasury services	140	139	142	135	141		1	4
Total investment services fees	1,688	1,787	1,673	1,721	1,756		4	2
Foreign exchange and other trading revenue	145	159	165	209	179		23	(14)
Other (a)	87	59	69	63	85		(2)	35
Total fee and other revenue	1,920	2,005	1,907	1,993	2,020		5	1
Net interest revenue	593	583	574	600	635		7	6
Total revenue	2,513	2,588	2,481	2,593	2,655		6	2
Noninterest expense (ex. amortization of intangible assets)	1,824	1,835	2,512	1,797	1,841		1	2
Income (loss) before taxes (ex. amortization of intangible assets)	689	753	(31)	796	814		18	2
Amortization of intangible assets	44	44	43	41	40		(9)	(2)
Income (loss) before taxes	$645	$709	$(74)	$755	$774		20%	3%

Pre-tax operating margin	26%	27%	(3)%	29%	29%
Pre-tax operating margin (ex. amortization of intangible assets)	27%	29%	(1)%	31%	31%

Investment services fees as a percentage of noninterest expense (b)	93%	100%	92%	96%	98%

Securities lending revenue	$35	$27	$28	$34	$40		14%	18%

Metrics:
Average loans	$33,115	$33,785	$35,448	$37,699	$38,264		16%	1%
Average deposits	$220,701	$221,734	$228,282	$234,183	$237,193		7%	1%

AUC/A at period end (in trillions) (c)	$28.5	$28.3	$28.5	$28.5	$28.6	(d)	—%	—%
Market value of securities on loan at period end (in billions) (e)	$280	$282	$289	$291	$283		1%	(3)%

Asset servicing:
Estimated new business wins (AUC/A) (in billions)	$130	$115	$130	$131	$1,024	(d)

Depositary Receipts:
Number of sponsored programs	1,316	1,302	1,279	1,258	1,206		(8)%	(4)%

Clearing services:
Global DARTS volume (in thousands)	207	209	242	261	242		17%	(7)%
Average active clearing accounts (U.S. platform) (in thousands)	5,752	5,805	5,900	5,979	6,046		5%	1%
Average long-term mutual fund assets (U.S. platform)	$433,047	$442,827	$450,305	$456,954	$466,195		8%	2%
Average investor margin loans (U.S. platform)	$9,236	$9,861	$10,711	$11,232	$11,890		29%	6%

Broker-Dealer:
Average tri-party repo balances (in billions)	$2,022	$2,063	$2,101	$2,153	$2,174		8%	1%

(a)	Other revenue includes investment management fees, financing-related fees, distribution and servicing revenue, and investment and other income.

(b)	Noninterest expense excludes amortization of intangible assets and litigation expense.

(c)	Includes the AUC/A of CIBC Mellon of $1.2 trillion at June 30, 2014 and Sept. 30, 2014 and $1.1 trillion at Dec. 31, 2014, March 31, 2015 and June 30, 2015.

(d)	Preliminary.

(e)
Represents the total amount of securities on loan managed by the Investment Services business. Excludes securities for which BNY Mellon acts as agent on behalf of CIBC Mellon clients, which totaled $64 billion at June 30, 2014, $65 billion at Sept. 30, 2014 and Dec. 31, 2014, $69 billion at March 31, 2015 and $68 billion at June 30, 2015.

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BNY Mellon 2Q15 Earnings Release

INVESTMENT SERVICES KEY POINTS

•	Income before taxes excluding amortization of intangible assets totaled $814 million, an increase of 18% year-over-year.

•
The pre-tax operating margin excluding amortization of intangible assets was 31% in 2Q15 and the investment services fees as a percentage of noninterest expense was 98% in 2Q15, reflecting the continued focus on driving operating leverage.

•	Investment services fees totaled $1.8 billion, an increase of 4% year-over-year and 2% sequentially.

•
Asset servicing fees (global custody, broker-dealer services and global collateral services) were $1.04 billion in 2Q15 compared with $993 million in 2Q14 and $1.01 billion in 1Q15. The year-over-year increase primarily reflects organic growth, due in part to Global Collateral Services, net new business and higher market values, partially offset by the unfavorable impact of a stronger U.S. dollar. The sequential increase primarily reflects organic growth and seasonally higher securities lending revenue.

--    Estimated new business wins (AUC/A) in Asset Servicing of $1.02 trillion in 2Q15.

•
Clearing services fees were $346 million in 2Q15 compared with $324 million in 2Q14 and $342 million in 1Q15. The year-over-year increase was primarily driven by higher mutual fund and asset-based fees, clearance revenue and custody fees. The sequential increase was primarily driven by two additional trading days in 2Q15.

•
Issuer services fees (Corporate Trust and Depositary Receipts) were $234 million in 2Q15 compared with $231 million in both 2Q14 and 1Q15. Both increases primarily reflect higher Depositary Receipts revenue, partially offset by lower Corporate Trust fees. The year-over-year decrease in Corporate Trust fees primarily reflects the unfavorable impact of a stronger U.S. dollar.

•
Treasury services fees were $141 million in 2Q15 compared with $140 million in 2Q14 and $135 million in 1Q15. The year-over-year increase primarily reflects higher payment volumes. The sequential increase primarily reflects three additional business days in 2Q15.

•
Foreign exchange and other trading revenue was $179 million in 2Q15 compared with $145 million in 2Q14 and $209 million in 1Q15. The year-over-year increase primarily reflects higher volatility and volumes, as well as higher Depositary Receipts-related activity. The sequential decrease primarily reflects the benefit of unusually high volatility in 1Q15.

•
Net interest revenue was $635 million in 2Q15 compared with $593 million in 2Q14 and $600 million in 1Q15. Both increases primarily reflect higher average deposits and higher internal crediting rates for deposits.

•
Noninterest expense (excluding amortization of intangible assets) was $1.84 billion in 2Q15 compared with $1.82 billion in 2Q14 and $1.80 billion in 1Q15. The year-over-year increase reflects higher litigation expense, partially offset by lower consulting expense and the favorable impact of a stronger U.S. dollar. The sequential increase primarily reflects higher litigation expense.

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BNY Mellon 2Q15 Earnings Release

OTHER SEGMENT primarily includes credit-related activities, leasing operations, corporate treasury activities, global markets and institutional banking services, business exits, M&I expenses and other corporate revenue and expense items.

(dollars in millions)	2Q14	3Q14	4Q14	1Q15	2Q15
Revenue:
Fee and other revenue	$119	$928	$117	$104	$124
Net interest revenue	60	69	69	54	66
Total revenue	179	997	186	158	190
Provision for credit losses	(12)	(19)	1	2	(6)
Noninterest expense (ex. M&I and restructuring charges)	93	274	210	120	98
Income (loss) before taxes (ex. M&I and restructuring charges)	98	742	(25)	36	98
M&I and restructuring charges (recoveries)	120	57	—	(4)	8
Income (loss) before taxes	$(22)	$685	$(25)	$40	$90

Average loans and leases	$9,962	$10,278	$10,272	$8,602	$10,515

KEY POINTS

•
Total fee and other revenue increased $5 million compared with 2Q14 and $20 million compared with 1Q15. Both increases primarily reflect higher leasing gains. The year-over-year increase also reflected higher other trading revenue, which was more than offset by lower other revenue. The sequential increase was partially offset by lower other trading revenue and net securities gains.

•
Net interest revenue increased $6 million compared with 2Q14 and $12 million compared with 1Q15. Both increases primarily reflect higher interest-earning assets, partially offset by higher internal crediting rates to the business for deposits.

•
Noninterest expense (excluding M&I and restructuring charges) increased $5 million compared with 2Q14 and decreased $22 million compared with 1Q15. The year-over-year increase primarily reflects higher corporate donations. The sequential decrease was driven by lower incentive expense driven by the impact of vesting of long-term stock awards for retirement eligible employees recorded in 1Q15, partially offset by higher employee benefits expense reflecting the curtailment gain also recorded in 1Q15.

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BNY Mellon 2Q15 Earnings Release

THE BANK OF NEW YORK MELLON CORPORATION
Condensed Consolidated Income Statement

(in millions)	Quarter ended			Year-to-date
	June 30, 2015	March 31, 2015	June 30, 2014	June 30, 2015	June 30, 2014

Fee and other revenue
Investment services fees:
Asset servicing	$1,060	$1,038	$1,022	$2,098	$2,031
Clearing services	347	344	326	691	651
Issuer services	234	232	231	466	460
Treasury services	144	137	141	281	277
Total investment services fees	1,785	1,751	1,720	3,536	3,419
Investment management and performance fees (a)	878	867	883	1,745	1,726
Foreign exchange and other trading revenue	187	229	130	416	266
Financing-related fees	58	40	44	98	82
Distribution and servicing	39	41	43	80	86
Investment and other income (a)	104	60	142	164	244
Total fee revenue (a)	3,051	2,988	2,962	6,039	5,823
Net securities gains	16	24	18	40	40
Total fee and other revenue (a)	3,067	3,012	2,980	6,079	5,863
Operations of consolidated investment management funds
Investment income (a)	46	56	141	102	279
Interest of investment management fund note holders (a)	6	4	95	10	197
Income from consolidated investment management funds (a)	40	52	46	92	82
Net interest revenue
Interest revenue	847	807	811	1,654	1,623
Interest expense	68	79	92	147	176
Net interest revenue	779	728	719	1,507	1,447
Provision for credit losses	(6)	2	(12)	(4)	(30)
Net interest revenue after provision for credit losses	785	726	731	1,511	1,477
Noninterest expense
Staff	1,434	1,485	1,439	2,919	2,950
Professional, legal and other purchased services	299	302	314	601	626
Software and equipment	228	228	236	456	473
Net occupancy	149	151	152	300	306
Distribution and servicing	96	98	112	194	219
Sub-custodian	75	70	81	145	149
Business development	72	61	68	133	132
Other	250	242	347	492	570
Amortization of intangible assets	65	66	75	131	150
Merger and integration, litigation and restructuring charges	59	(3)	122	56	110
Total noninterest expense	2,727	2,700	2,946	5,427	5,685
Income
Income before income taxes (a)	1,165	1,090	811	2,255	1,737
Provision for income taxes	276	280	217	556	449
Net income (a)	889	810	594	1,699	1,288
Net (income) attributable to noncontrolling interests (includes $(37), $(31), $(17), $(68) and $(37) related to consolidated investment management funds, respectively) (a)	(36)	(31)	(17)	(67)	(37)
Net income applicable to shareholders of The Bank of New York Mellon Corporation	853	779	577	1,632	1,251
Preferred stock dividends	(23)	(13)	(23)	(36)	(36)
Net income applicable to common shareholders of The Bank of New York Mellon Corporation	$830	$766	$554	$1,596	$1,215

(a)	The first quarter of 2015 was restated to reflect the retrospective application of adopting new accounting guidance related to Consolidations (ASU 2015-02). See page 24 for additional information.

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BNY Mellon 2Q15 Earnings Release

THE BANK OF NEW YORK MELLON CORPORATION
Condensed Consolidated Income Statement - continued

Net income applicable to common shareholders of The Bank of New York Mellon Corporation used for the earnings per share calculation (in millions)	Quarter ended			Year-to-date

	June 30, 2015	March 31, 2015	June 30, 2014	June 30, 2015	June 30, 2014
Net income applicable to common shareholders of The Bank of New York Mellon Corporation	$830	$766	$554	$1,596	$1,215
Less: Earnings allocated to participating securities	9	12	10	24	23
Net income applicable to the common shareholders of The Bank of New York Mellon Corporation after required adjustments for the calculation of basic and diluted earnings per common share	$821	$754	$544	$1,572	$1,192

Average common shares and equivalents outstanding of The Bank of New York Mellon Corporation (in thousands)	Quarter ended			Year-to-date
	June 30, 2015	March 31, 2015	June 30, 2014	June 30, 2015	June 30, 2014
Basic	1,113,790	1,118,602	1,133,556	1,116,183	1,136,086
Diluted	1,122,135	1,126,306	1,139,800	1,124,154	1,141,948

Earnings per share applicable to the common shareholders of The Bank of New York Mellon Corporation (in dollars)	Quarter ended			Year-to-date
	June 30, 2015	March 31, 2015	June 30, 2014	June 30, 2015	June 30, 2014
Basic	$0.74	$0.67	$0.48	$1.41	$1.05
Diluted	$0.73	$0.67	$0.48	$1.40	$1.04

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BNY Mellon 2Q15 Earnings Release

THE BANK OF NEW YORK MELLON CORPORATION
Consolidated Balance Sheet

(dollars in millions, except per share amounts)	June 30, 2015	March 31, 2015	Dec. 31, 2014

Assets
Cash and due from:
Banks	$8,354	$7,167	$6,970
Interest-bearing deposits with the Federal Reserve and other central banks	104,407	89,704	96,682
Interest-bearing deposits with banks	19,179	18,937	19,495
Federal funds sold and securities purchased under resale agreements	23,930	28,268	20,302
Securities:
Held-to-maturity (fair value of $43,438, $41,676 and $21,127)	43,426	41,237	20,933
Available-for-sale	79,608	87,717	98,330
Total securities	123,034	128,954	119,263
Trading assets	7,568	9,505	9,881
Loans	63,138	62,326	59,132
Allowance for loan losses	(183)	(190)	(191)
Net loans	62,955	62,136	58,941
Premises and equipment	1,412	1,410	1,394
Accrued interest receivable	574	557	607
Goodwill	17,807	17,663	17,869
Intangible assets	4,000	4,047	4,127
Other assets (a)	21,074	22,308	20,490
Subtotal assets of operations (a)	394,294	390,656	376,021
Assets of consolidated investment management funds, at fair value:
Trading assets (a)	2,012	1,496	8,678
Other assets (a)	219	185	604
Subtotal assets of consolidated investment management funds, at fair value (a)	2,231	1,681	9,282
Total assets (a)	$396,525	$392,337	$385,303
Liabilities
Deposits:
Noninterest-bearing (principally U.S. offices)	$114,810	$111,622	$104,240
Interest-bearing deposits in U.S. offices	58,312	60,624	53,236
Interest-bearing deposits in Non-U.S. offices	112,579	109,013	108,393
Total deposits	285,701	281,259	265,869
Federal funds purchased and securities sold under repurchase agreements	10,020	7,919	11,469
Trading liabilities	5,418	7,342	7,434
Payables to customers and broker-dealers	22,050	21,959	21,181
Commercial paper	—	—	—
Other borrowed funds	706	869	786
Accrued taxes and other expenses	6,522	6,258	6,903
Other liabilities (includes allowance for lending-related commitments of $95, $93 and $89)	5,427	7,581	5,025
Long-term debt	20,375	20,401	20,264
Subtotal liabilities of operations	356,219	353,588	338,931
Liabilities of consolidated investment management funds, at fair value:
Trading liabilities (a)	770	264	7,660
Other liabilities (a)	112	106	9
Subtotal liabilities of consolidated investment management funds, at fair value (a)	882	370	7,669
Total liabilities (a)	357,101	353,958	346,600
Temporary equity
Redeemable noncontrolling interests	244	215	229
Permanent equity
Preferred stock – par value $0.01 per share; authorized 100,000,000 shares; issued 25,826, 15,826 and 15,826 shares	2,552	1,562	1,562
Common stock – par value $0.01 per share; authorized 3,500,000,000 shares; issued 1,308,181,033, 1,303,799,499 and 1,290,222,821 shares	13	13	13
Additional paid-in capital	25,078	24,887	24,626
Retained earnings	18,895	18,257	17,683
Accumulated other comprehensive loss, net of tax	(2,225)	(2,182)	(1,634)
Less: Treasury stock of 201,663,375, 182,287,827 and 171,995,262 common shares, at cost	(6,043)	(5,209)	(4,809)
Total The Bank of New York Mellon Corporation shareholders’ equity	38,270	37,328	37,441
Nonredeemable noncontrolling interests of consolidated investment management funds (a)	910	836	1,033
Total permanent equity (a)	39,180	38,164	38,474
Total liabilities, temporary equity and permanent equity (a)	$396,525	$392,337	$385,303

(a)	The first quarter of 2015 was restated to reflect the retrospective application of adopting new accounting guidance related to Consolidations (ASU 2015-02). See page 24 for additional information.

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BNY Mellon 2Q15 Earnings Release

IMPACT OF ADOPTING NEW ACCOUNTING GUIDANCE

In 2Q15, BNY Mellon elected to early adopt the new accounting guidance included in Accounting Standards Update (“ASU”) 2015-02, “Amendments to the Consolidation Analysis,” an amendment to ASC 810, Consolidation, retroactively to Jan. 1, 2015. As a result, we restated the first quarter 2015 financial statements.

This ASU eliminated the indefinite deferral of ASU 2010-10 “Amendments for Certain Investment Funds” for asset management funds with characteristics of an investment company and also eliminated the presumption that a general partner should consolidate a general partnership. Entities that comply with or operate in accordance with the requirements that are similar to those of Rule 2a-7 of the Investment Company Act of 1940 for registered money market funds are excluded from the scope of the ASU. This ASU also changed the consolidation analysis, particularly when a reporting entity has fee arrangements that meet certain requirements and related party relationships.

The table below presents the impact of this new accounting guidance on our previously reported income statement.

Income statement for quarter ended March 31, 2015 (unaudited)	As previously reported	Adjustments	As revised
(in millions, except per share amounts)
Fee and other revenue
Investment management and performance fees	$854	$13	$867
Investment and other income	63	(3)	60
Total fee revenue	2,978	10	2,988
Total fee and other revenue	3,002	10	3,012
Operations of consolidated investment management funds
Investment income	189	(133)	56
Interest of investment management fund note holders	68	(64)	4
Income from consolidated investment management funds	121	(69)	52
Income
Income before income taxes	1,149	(59)	1,090
Net income	869	(59)	810
Net (income) attributable to noncontrolling interests	(90)	59	(31)
Net income applicable to common shareholders of The Bank of New York Mellon Corporation	766	—	766
Diluted earnings per share	0.67	—	0.67

The table below presents the impact of this new accounting guidance on our previously reported balance sheet.

Balance sheet at March 31, 2015 (unaudited)	As previously reported	Adjustments	As revised
(in millions)
Assets
Other assets	$22,315	$(7)	$22,308
Subtotal assets of operations	390,663	(7)	390,656
Assets of consolidated investment management funds, at fair value:
Trading assets	7,852	(6,356)	1,496
Other assets	573	(388)	185
Subtotal assets of consolidated investment management funds, at fair value	8,425	(6,744)	1,681
Total assets	399,088	(6,751)	392,337
Liabilities and Equity
Liabilities of consolidated investment management funds, at fair value:
Trading liabilities	6,584	(6,320)	264
Other liabilities	36	70	106
Subtotal liabilities of consolidated investment management funds, at fair value	6,620	(6,250)	370
Total liabilities	360,208	(6,250)	353,958
Nonredeemable noncontrolling interests of consolidated investment management funds	1,337	(501)	836
Total permanent equity	38,665	(501)	38,164
Total liabilities, temporary equity and permanent equity	399,088	(6,751)	392,337

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BNY Mellon 2Q15 Earnings Release

SUPPLEMENTAL INFORMATION – EXPLANATION OF GAAP AND NON-GAAP FINANCIAL MEASURES

BNY Mellon has included in this Earnings Release certain Non-GAAP financial measures based on fully phased-in Basel III CET1 and other risk-based capital ratios, SLR and tangible common shareholders’ equity. BNY Mellon believes that the Basel III CET1 and other risk-based capital ratios on a fully phased-in basis, the SLR on a fully phased-in basis and the ratio of tangible common shareholders’ equity to tangible assets of operations are measures of capital strength that provide additional useful information to investors, supplementing the capital ratios which are, or were, required by regulatory authorities. The tangible common shareholders’ equity ratio includes changes in investment securities valuations which are reflected in total shareholders’ equity. In addition, this ratio is expressed as a percentage of the actual book value of assets, as opposed to a percentage of a risk-based reduced value established in accordance with regulatory requirements, although BNY Mellon in its reconciliation has excluded certain assets which are given a zero percent risk-weighting for regulatory purposes and the assets of consolidated investment management funds to which BNY Mellon has limited economic exposure. Further, BNY Mellon believes that the return on tangible common equity measure, which excludes goodwill and intangible assets net of deferred tax liabilities, is a useful additional measure for investors because it presents a measure of those assets that can generate income. BNY Mellon has provided a measure of tangible book value per share, which it believes provides additional useful information as to the level of tangible assets in relation to shares of common stock outstanding.

BNY Mellon has presented revenue measures which exclude the effect of noncontrolling interests related to consolidated investment management funds, a gain on the sale of our investment in Wing Hang Bank and a gain on the sale of the One Wall Street building; and expense measures which exclude M&I expenses, litigation charges, restructuring charges, amortization of intangible assets and the charge related to investment management funds, net of incentives. Earnings per share, return on equity measures and operating margin measures, which exclude some or all of these items, are also presented. Return on equity measures also exclude the benefit primarily related to a tax carryback claim. Operating margin measures may also exclude amortization of intangible assets and the net negative impact of money market fee waivers, net of distribution and servicing expense. BNY Mellon believes that these measures are useful to investors because they permit a focus on period-to-period comparisons, which relate to the ability of BNY Mellon to enhance revenues and limit expenses in circumstances where such matters are within BNY Mellon’s control. The excluded items, in general, relate to certain charges as a result of prior transactions. M&I expenses primarily relate to acquisitions and generally continue for approximately three years after the transaction. Litigation charges represent accruals for loss contingencies that are both probable and reasonably estimable, but exclude standard business-related legal fees. Restructuring charges relate to our streamlining actions, Operational Excellence Initiatives and migrating positions to Global Delivery Centers. Excluding these charges mentioned above permits investors to view expenses on a basis consistent with how management views the business.

The presentation of revenue growth on a constant currency basis permits investors to assess the significance of changes in foreign currency exchange rates. Growth rates on a constant currency basis were determined by applying the current period foreign currency exchange rates to the prior period revenue. BNY Mellon believes that this presentation, as a supplement to GAAP information, gives investors a clearer picture of the related revenue results without the variability caused by fluctuations in foreign currency exchange rates.

The presentation of income from consolidated investment management funds, net of net income attributable to noncontrolling interests related to the consolidation of certain investment management funds permits investors to view revenue on a basis consistent with how management views the business. BNY Mellon believes that these presentations, as a supplement to GAAP information, give investors a clearer picture of the results of its primary businesses.

In this Earnings Release, the net interest margin is presented on an FTE basis. We believe that this presentation provides comparability of amounts arising from both taxable and tax-exempt sources, and is consistent with industry practice. The adjustment to an FTE basis has no impact on net income. Each of these measures as

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BNY Mellon 2Q15 Earnings Release

described above is used by management to monitor financial performance, both on a company-wide and on a business-level basis.

The following table presents the reconciliation of the pre-tax operating margin ratio.

Reconciliation of income before income taxes – pre-tax operating margin
(dollars in millions)	2Q14	3Q14	4Q14	1Q15		2Q15
Income before income taxes – GAAP	$811	$1,662	$164	$1,090		$1,165
Less: Net income attributable to noncontrolling interests of consolidated investment management funds	17	23	24	31		37
Gain on the sale of our investment in Wing Hang Bank	—	490	—	—		—
Gain on the sale of the One Wall Street building	—	346	—	—		—
Add: Amortization of intangible assets	75	75	73	66		65
M&I, litigation and restructuring charges	122	220	800	(3)		59
Charge related to investment management funds, net of incentives	109	—	—	—		—
Income before income taxes, as adjusted – Non-GAAP (a)	$1,100	$1,098	$1,013	$1,122		$1,252

Fee and other revenue – GAAP	$2,980	$3,851	$2,935	$3,012		$3,067
Income from consolidated investment management funds – GAAP	46	39	42	52		40
Net interest revenue – GAAP	719	721	712	728		779
Total revenue – GAAP	3,745	4,611	3,689	3,792		3,886
Less: Net income attributable to noncontrolling interests of consolidated investment management funds	17	23	24	31		37
Gain on the sale of our investment in Wing Hang Bank	—	490	—	—		—
Gain on the sale of the One Wall Street building	—	346	—	—		—
Total revenue, as adjusted – Non-GAAP (a)	$3,728	$3,752	$3,665	$3,761		$3,849

Pre-tax operating margin (b)	22%	36%	4%	29%	(c)	30%	(c)
Pre-tax operating margin – Non-GAAP (a)(b)	30%	29%	28%	30%	(c)	33%	(c)

(a)
Non-GAAP excludes net income attributable to noncontrolling interests of consolidated investment management funds, the gains on the sales of our investment in Wing Hang Bank and the One Wall Street building, amortization of intangible assets, M&I, litigation and restructuring charges, and a charge related to investment management funds, net of incentives, if applicable.

(b)	Income before taxes divided by total revenue.

(c)
Our GAAP earnings include tax-advantaged investments such as low income housing, renewable energy, bank-owned life insurance and tax-exempt securities. The benefits of these investments are primarily reflected in tax expense. If reported on a tax-equivalent basis these investments would increase revenue and income before taxes by $64 million and $52 million for 1Q15 and 2Q15 and would increase our pre-tax operating margin by approximately 1.2% and 0.9%, respectively.

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BNY Mellon 2Q15 Earnings Release

The following table presents the reconciliation of the returns on common equity and tangible common equity.

Return on common equity and tangible common equity
(dollars in millions)	2Q14	3Q14	4Q14	1Q15	2Q15
Net income applicable to common shareholders of The Bank of New York Mellon Corporation – GAAP	$554	$1,070	$209	$766	$830
Add: Amortization of intangible assets, net of tax	49	49	47	43	44
Net income applicable to common shareholders of The Bank of New York Mellon Corporation excluding amortization of intangible assets – Non-GAAP	603	1,119	256	809	874
Less: Gain on the sale of our investment in Wing Hang Bank	—	315	—	—	—
Gain on the sale of the One Wall Street building	—	204	—	—	—
Benefit primarily related to a tax carryback claim	—	—	150	—	—
Add: M&I, litigation and restructuring charges	76	183	608	(2)	38
Charge related to investment management funds, net of incentives	85	—	—	—	—
Net income applicable to common shareholders of The Bank of New York Mellon Corporation, as adjusted – Non-GAAP (a)	$764	$783	$714	$807	$912

Average common shareholders’ equity	$36,565	$36,751	$36,859	$35,486	$35,516
Less: Average goodwill	18,149	18,109	17,924	17,756	17,752
Average intangible assets	4,354	4,274	4,174	4,088	4,031
Add: Deferred tax liability – tax deductible goodwill (b)	1,338	1,317	1,340	1,362	1,351
Deferred tax liability – intangible assets (b)	1,247	1,230	1,216	1,200	1,179
Average tangible common shareholders’ equity – Non-GAAP	$16,647	$16,915	$17,317	$16,204	$16,263

Return on common equity – GAAP (c)	6.1%	11.6%	2.2%	8.8%	9.4%
Return on common equity – Non-GAAP (a)(c)	8.4%	8.5%	7.7%	9.2%	10.3%

Return on tangible common equity – Non-GAAP (a)(c)	14.5%	26.2%	5.9%	20.3%	21.5%
Return on tangible common equity – Non-GAAP adjusted (a)(c)	18.4%	18.4%	16.3%	20.2%	22.5%

(a)
Non-GAAP excludes amortization of intangible assets, the gains on the sales of our investment in Wing Hang Bank and the One Wall Street building, the benefit primarily related to a tax carryback claim, M&I, litigation and restructuring charges, and a charge related to investment management funds, net of incentives, if applicable.

(b)	Deferred tax liabilities are based on fully phased-in Basel III rules.

(c)	Annualized.

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BNY Mellon 2Q15 Earnings Release

The following table presents the reconciliation of the equity to assets ratio and book value per common share.

Equity to assets and book value per common share	June 30, 2014	Sept. 30, 2014	Dec. 31, 2014	March 31, 2015	June 30, 2015
(dollars in millions, unless otherwise noted)
BNY Mellon shareholders’ equity at period end – GAAP	$38,326	$38,451	$37,441	$37,328	$38,270
Less: Preferred stock	1,562	1,562	1,562	1,562	2,552
BNY Mellon common shareholders’ equity at period end – GAAP	36,764	36,889	35,879	35,766	35,718
Less: Goodwill	18,196	17,992	17,869	17,663	17,807
Intangible assets	4,314	4,215	4,127	4,047	4,000
Add: Deferred tax liability – tax deductible goodwill (a)	1,338	1,317	1,340	1,362	1,351
Deferred tax liability – intangible assets (a)	1,247	1,230	1,216	1,200	1,179
BNY Mellon tangible common shareholders’ equity at period end – Non-GAAP	$16,839	$17,229	$16,439	$16,618	$16,441

Total assets at period end – GAAP	$400,740	$386,296	$385,303	$392,337	$396,525
Less: Assets of consolidated investment management funds	10,428	9,562	9,282	1,681	2,231
Subtotal assets of operations – Non-GAAP	390,312	376,734	376,021	390,656	394,294
Less: Goodwill	18,196	17,992	17,869	17,663	17,807
Intangible assets	4,314	4,215	4,127	4,047	4,000
Cash on deposit with the Federal Reserve and other central banks (b)	104,916	90,978	99,901	93,044	107,899
Tangible total assets of operations at period end – Non-GAAP	$262,886	$263,549	$254,124	$275,902	$264,588

BNY Mellon shareholders’ equity to total assets ratio – GAAP	9.6%	10.0%	9.7%	9.5%	9.7%
BNY Mellon common shareholders’ equity to total assets ratio – GAAP	9.2%	9.5%	9.3%	9.1%	9.0%
BNY Mellon tangible common shareholders’ equity to tangible assets of operations ratio – Non-GAAP	6.4%	6.5%	6.5%	6.0%	6.2%

Period-end common shares outstanding (in thousands)	1,131,596	1,125,710	1,118,228	1,121,512	1,106,518

Book value per common share – GAAP	$32.49	$32.77	$32.09	$31.89	$32.28
Tangible book value per common share – Non-GAAP	$14.88	$15.30	$14.70	$14.82	$14.86

(a)	Deferred tax liabilities are based on fully phased-in Basel III rules.
(b)    Assigned a zero percent risk-weighting by the regulators.

The following table presents income from consolidated investment management funds, net of noncontrolling interests.

Income from consolidated investment management funds, net of noncontrolling interests
(in millions)	2Q14	3Q14	4Q14	1Q15	2Q15
Income from consolidated investment management funds	$46	$39	$42	$52	$40
Less: Net income attributable to noncontrolling interests of consolidated investment management funds	17	23	24	31	37
Income from consolidated investment management funds, net of noncontrolling interests	$29	$16	$18	$21	$3

The following table presents the impact of changes in foreign currency exchange rates on our consolidated investment management and performance fees.

Investment management and performance fees - Consolidated			2Q15 vs.
(dollars in millions)	2Q14	2Q15	2Q14
Investment management and performance fees - GAAP	$883	$878	(1)%
Impact of changes in foreign currency exchange rates	(45)	—
Investment management and performance fees, as adjusted - Non-GAAP	$838	$878	5%

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BNY Mellon 2Q15 Earnings Release

The following table presents the revenue line items in the Investment Management business impacted by the consolidated investment management funds.

Income from consolidated investment management funds, net of noncontrolling interests - Investment Management business
(in millions)	2Q14	3Q14	4Q14	1Q15	2Q15
Investment management fees	$18	$15	$15	$1	$4
Other (Investment income)	11	1	3	20	(1)
Income from consolidated investment management funds, net of noncontrolling interests	$29	$16	$18	$21	$3

The following table presents the impact of changes in foreign currency exchange rates on investment management fees reported in the Investment Management segment.

Investment management fees - Investment Management business			2Q15 vs.
(dollars in millions)	2Q14	2Q15	2Q14
Investment management fees – GAAP	$852	$844	(1)%
Impact of changes in foreign currency exchange rates	(45)	—
Investment management fees, as adjusted – Non-GAAP	$807	$844	5%

The following table presents the reconciliation of the pre-tax operating margin for the Investment Management business.

Pre-tax operating margin - Investment Management business
(dollars in millions)	2Q14	3Q14	4Q14	1Q15	2Q15
Income before income taxes – GAAP	$171	$245	$239	$264	$265
Add: Amortization of intangible assets	31	31	30	25	25
Money market fee waivers	28	29	34	34	29
Charge related to investment management funds, net of incentives	109	—	—	—	—
Income before income taxes excluding amortization of intangible assets, money market fee waivers and the charge related to investment management funds, net of incentives – Non-GAAP	$339	$305	$303	$323	$319

Total revenue – GAAP	$1,036	$1,003	$998	$1,010	$1,004
Less: Distribution and servicing expense	111	105	102	97	95
Money market fee waivers benefiting distribution and servicing expense	37	38	36	38	37
Add: Money market fee waivers impacting total revenue	65	67	70	72	66
Total revenue net of distribution and servicing expense and excluding money market fee waivers – Non-GAAP	$953	$927	$930	$947	$938

Pre-tax operating margin (a)	16%	24%	24%	26%	26%
Pre-tax operating margin excluding amortization of intangible assets, money market fee waivers, the charge related to investment management funds, net of incentives and net of distribution and servicing expense – Non-GAAP (a)	36%	33%	32%	34%	34%
(a)    Income before taxes divided by total revenue.

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BNY Mellon 2Q15 Earnings Release

DIVIDENDS

Common – On July 21, 2015, The Bank of New York Mellon Corporation declared a quarterly common stock dividend of $0.17 per common share. This cash dividend is payable on Aug. 13, 2015 to shareholders of record as of the close of business on Aug. 3, 2015.

Preferred – On July 21, 2015, The Bank of New York Mellon Corporation also declared the following dividends for the noncumulative perpetual preferred stock, liquidation preference $100,000 per share, for the dividend period ending in Sept. 2015, in each case payable on Sept. 21, 2015 to holders of record as of the close of business on Sept. 5, 2015:

•
$1,011.11 per share on the Series A Preferred Stock (equivalent to $10.1111 per Normal Preferred Capital Security of Mellon Capital IV, each representing 1/100th interest in a share of Series A Preferred Stock); and

•	$1,300.00 per share on the Series C Preferred Stock (equivalent to $0.3250 per depositary share, each representing a 1/4,000th interest in a share of the Series C Preferred Stock).

BNY Mellon is a global investments company dedicated to helping its clients manage and service their financial assets throughout the investment lifecycle. Whether providing financial services for institutions, corporations or individual investors, BNY Mellon delivers informed investment management and investment services in 35 countries and more than 100 markets. As of June 30, 2015, BNY Mellon had $28.6 trillion in assets under custody and/or administration, and $1.7 trillion in assets under management. BNY Mellon can act as a single point of contact for clients looking to create, trade, hold, manage, service, distribute or restructure investments. BNY Mellon is the corporate brand of The Bank of New York Mellon Corporation (NYSE: BK). Additional information is available on www.bnymellon.com. Follow us on Twitter @BNYMellon or visit our newsroom at www.bnymellon.com/newsroom for the latest company news.

CAUTIONARY STATEMENT

A number of statements (i) in this Earnings Release, (ii) in our presentations and (iii) in the responses to questions on our conference call discussing our quarterly results and other public events may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 including our estimated capital ratios and expectations relating to those ratios, preliminary business metrics and statements regarding our capital plans; strategic priorities; initiatives in Investment Services and Investment Management; and our business improvement process. These statements may be expressed in a variety of ways, including the use of future or present tense language. Words such as “estimate”, “forecast”, “project”, “anticipate”, “target”, “expect”, “intend”, “continue”, “seek”, “believe”, “plan”, “goal”, “could”, “should”, “may”, “will”, “strategy”, “opportunities”, “trends” and words of similar meaning signify forward-looking statements. These statements and other forward-looking statements contained in other public disclosures of The Bank of New York Mellon Corporation which make reference to the cautionary factors described in this Earnings Release are based upon current beliefs and expectations and are subject to significant risks and uncertainties (some of which are beyond BNY Mellon’s control). Actual results may differ materially from those expressed or implied as a result of these risks and uncertainties, including, but not limited to, the risk factors and other uncertainties set forth in BNY Mellon’s Annual Report on Form 10-K for the year ended Dec. 31, 2014 and BNY Mellon’s other filings with the Securities and Exchange Commission. All forward-looking statements in this Earnings Release speak only as of July 21, 2015, and BNY Mellon undertakes no obligation to update any forward-looking statement to reflect events or circumstances after that date or to reflect the occurrence of unanticipated events.

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